EXHIBIT 23.1               CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statements and related Prospectuses of our report dated April 21, 1997, with respect to the consolidated financial statements and schedule of STERIS Corporation and Subsidiaries included in this Annual Report (Form 10-K) for the year ended March 31, 1997:


   Registration
      Number                                           Description                     Filing Date
-------------------      -------------------------------------------------------     -------------------

333-06529                Form S-3 Registration Statement -- STERIS Corporation       June 21, 1996

333-01610                Post-effective Amendment to Form S-4 on Form S-8 --         May 14, 1996
                         STERIS Corporation

33-91444                 Form S-8 Registration Statement -- STERIS Corporation       April 21, 1995
                         1994 Equity Compensation Plan

33-91445                 Form S-8 Registration Statement -- STERIS Corporation       April 21, 1995
                         1994 Nonemployee Directors Equity Compensation Plan

33-55976                 Form S-8 Registration Statement -- STERIS Corporation       December 21, 1992
                         401(k)Plan

33-55258                 Form S-8 Registration Statement -- STERIS Corporation       December 2, 1992
                         Amended and Restated Non-Qualified Stock Option Plan


                                                    Ernst & Young LLP

Cleveland, Ohio
June 13, 1997


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